UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
__________________________________________________________________________
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) March 4, 2025
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Main Street Capital Corporation
(Exact name of registrant as specified in its charter)

Maryland	814-00746	41-2230745
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300 Post Oak Boulevard, 8th Floor, Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code:   713-350-6000
Not Applicable
___________________________________________________________________________________
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	MAIN	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.
On March 4, 2025, Main Street Capital Corporation (“Main Street”) filed with the Securities and Exchange Commission (“SEC”) a prospectus supplement (the “ATM Prospectus Supplement”), pursuant to which Main Street may, but has no obligation to, issue and sell up to 20,000,000 shares (the “Shares”) of its common stock, par value $0.01 per share (the “Common Stock”), in an “at-the-market” offering in amounts and at times to be determined by Main Street. Actual sales will depend on a variety of factors to be determined by Main Street from time to time, including, among others, market conditions, the trading price of Main Street’s Common Stock and determinations by Main Street of the appropriate sources of funding for its portfolio investments. Main Street intends to initially use the net proceeds from the offering described in the ATM Prospectus Supplement to repay outstanding indebtedness, including amounts outstanding under its multi-year revolving credit facility (the “Corporate Facility”) and its special purpose vehicle revolving credit facility (the “SPV Facility” and, together with the Corporate Facility, the “Credit Facilities”). However, through re-borrowing of the initial repayments under its Credit Facilities, Main Street intends to use the net proceeds from the offering to make investments in accordance with its investment objective and strategies, to make investments in marketable securities and idle funds investments, which may include investments in secured intermediate term bank debt, rated debt securities and other income producing investments, to pay its operating expenses and other cash obligations, and for general corporate purposes.
In connection with the offering, Main Street entered into separate equity distribution agreements (collectively, the “Equity Distribution Agreements”), each dated March 4, 2025, with Truist Securities, Inc., RBC Capital Markets, LLC, Raymond James & Associates, Inc. and B. Riley Securities, Inc., each a “Sales Agent” and, collectively, the “Sales Agents.” The Equity Distribution Agreements provide that Main Street may offer and sell the Shares from time to time through the Sales Agents, or to them, as principal for their own account. Sales of the Shares, if any, may be made in negotiated transactions or transactions that are deemed to be “at the market,” as defined in Rule 415 under the Securities Act of 1933, as amended, including sales made directly on the New York Stock Exchange or a similar securities exchange or sales made to or through a market maker other than on an exchange, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices. The Sales Agents will receive a commission from Main Street equal to up to 1.0% of the gross sales price of any Shares sold through the Sales Agents under the Equity Distribution Agreements. The Equity Distribution Agreements contain customary representations, warranties and agreements of Main Street, conditions to the Sales Agents’ obligations, indemnification rights and covenants of the parties and termination provisions.

The foregoing description of the Equity Distribution Agreements is not complete and is qualified in its entirety by reference to the full text of the Equity Distribution Agreements, a form of which is attached hereto as Exhibit 1.1 and is incorporated herein by reference.

The offering will be made pursuant to the ATM Prospectus Supplement and a related prospectus dated February 28, 2025, which constitute a part of Main Street’s effective shelf registration statement on Form N-2 (File No. 333-285405) that was filed with the SEC on February 28, 2025 (the “Registration Statement”).

Additionally, on March 4, 2025, Main Street filed with the Securities Exchange Commission a prospectus supplement (the “DRSPP Prospectus Supplement”) to the prospectus included in the Registration Statement, relating to 1,000,000 shares of Common Stock issuable pursuant to the direct stock purchase feature of Main Street’s dividend reinvestment and direct stock purchase plan (the “Plan”).

The above summary is not complete and is qualified in its entirety by reference to the full text of the Plan, which is incorporated by reference herein as Exhibit 99.1.

Copies of the opinions of Dechert LLP relating to the legality of the shares of Common Stock to be issued pursuant to (i) the ATM Prospectus Supplement and (ii) the DRSPP Prospectus Supplement are attached hereto as Exhibits 5.1 and 5.2, respectively.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

1.1	Form of Equity Distribution Agreement
5.1	Opinion of Dechert LLP, dated March 4, 2025
5.2	Opinion of Dechert LLP, dated March 4, 2025
23.1	Consent of Dechert LLP (included in Exhibit 5.1)
23.2	Consent of Dechert LLP (included in Exhibit 5.2)
99.1
Dividend Reinvestment and Direct Stock Purchase Plan, effective May 10, 2019, previously filed as Exhibit 99.1 to Main Street’s Current Report on Form 8-K filed on May 10, 2019 and incorporated herein by reference.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Main Street Capital Corporation

Date: March 4, 2025	By:	/s/ Jason B. Beauvais
Name: Jason B. Beauvais
Title: General Counsel